UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 25, 2005

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)

(504) 362-4321

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

At the 2005 Annual Meeting of Stockholders of Superior Energy Services, Inc. (the "Company") held on May 25, 2005, the Company's stockholders approved the Superior Energy Services, Inc. 2005 Stock Incentive Plan (the "Plan"). The Plan provides officers, key employees, consultants and advisors of the Company the opportunity to receive awards ("Incentives"), when designated as Plan participants. Incentives under the Plan may be granted in any one or a combination of (i) incentive stock options under Section 422 of the Internal Revenue Code, (ii) non-qualified stock options, (iii) restricted stock, (iv) restricted stock units, (v) stock appreciation rights, and (vi) other stock-based awards. The total number of shares of common stock which may be issued pursuant to Incentives under the Plan (subject to adjustments in the event of stock splits and other similar events) is equal to 4,000,000 shares.

A more detailed description of the terms of the Plan can be found in the Company's definitive proxy statement for its 2005 Annual Meeting (the "Proxy Statement"), which was filed with the Securities and Exchange Commission on April 19, 2005, in the section of the Proxy Statement entitled "Proposal to Approve the Superior Energy Services, Inc. 2005 Stock Incentive Plan" and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan filed as Appendix A to the Company's Proxy Statement and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On May 27, 2005, Superior Energy Services, Inc. issued the press release attached hereto as Exhibit 99.2 and incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	99.1	Superior Energy Services, Inc. 2005 Stock Incentive Plan (incorporated by reference to Appendix A of the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2005).

	99.2	Press release issued by Superior Energy Services, Inc., dated May 27, 2005.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated:    May 31, 2005